EXHIBIT 99.1

TSS Reports Third Quarter 2026 Financial Results

Total Revenue of $50.1 Million, Up 20% Year-Over-Year

Record Systems Integration Revenue of $16.1 Million, Up 75% Year-Over-Year on Higher Volumes, Representing 32% of Total Revenue

New Georgetown Warehouse Enhances Supply Chain Flexibility and Supports Expansion Opportunities

GEORGETOWN, TEXAS – Nov. 5, 2026 – TSS, Inc. (Nasdaq: TSSI), a data center services company that provides integration and related services for AI and other high-performance computing infrastructure and software, today reported results for its third quarter ended September 30, 2026.

Recent Business Highlights

•	Achieved record quarterly Systems Integration revenue, reflecting continued growth in AI and high-performance computing infrastructure demand

•	Progressed build-out for readiness to integrate and deploy next generation of AI technology, with the build-out completed shortly after quarter-end

•	Secured a seven-year lease for approximately 380,000 square feet of additional warehouse space in Georgetown, Texas, expanding supply chain capacity and flexibility to support growing customer volumes

“Our record Systems Integration revenue for the quarter reflects the investment and strategic focus on positioning TSS for continued growth as an integrator of AI and high-performance computing infrastructure,” said Darryll Dewan, CEO of TSS. “With revenue in this segment growing 75% year-over-year, we are experiencing the benefits of this strategic focus as we scale our integration capabilities, execute increasingly complex customer deployments and expand our role in the AI and high-performance computing infrastructure market. Our seven-year lease for approximately 380,000 square feet of additional warehouse space in Georgetown, Texas, is another important milestone, expanding our capacity to support growing customer volumes and larger infrastructure deployments while helping address supply chain challenges. We believe our investments in next-generation platform readiness for Systems Integration and continued development of our Procurement and Facilities Management capabilities position us well to pursue additional revenue opportunities and deliver profitable growth in 2027 and beyond.”

Third Quarter 2026 Financial Highlights:

(All comparisons are to Third Quarter 2025)

•	Revenues of $50.1 million, up 20%, with growth in higher-margin Systems Integration
	o	Procurement revenues of $32.4 million, up 4%
	o	Systems Integration revenues of $16.1 million, up 75%
	o	Facilities Management revenues of $1.1 million, down 30%
	o	Operating lease income of $0.4 million
•	Gross profit of $8.6 million, up 86%

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•	Pre-tax income of $1.5 million, an improvement of $2.9 million compared to ($1.4) million in the prior year quarter
•

Net income of $1.1 million and Diluted EPS of $0.04 after full tax provision, following the fourth quarter 2025 removal of the valuation allowance on the deferred tax asset, compared to a net loss of $1.5 million and Diluted EPS of ($0.06)

•	Adjusted EBITDA of $4.7 million, up 225%

Year-to-Date 2026 Financial Highlights:

(All comparisons are to the first nine months of 2025)

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Revenues of $140.5 million, down 24%, reflecting lower Procurement revenue compared with the prior-year period, partially offset by growth in higher-margin Systems Integration and Facilities Management

	o	Procurement revenues of $90.6 million, down 41% in comparison to record Procurement revenues in 2025
	o	Systems Integration revenues of $44.1 million, up 68%
	o	Facilities Management revenues of $5.1 million, up 17%
•	Gross profit of $25.4 million, up 21%
	o	Reflects allocation of depreciation to COGS of $3.0 million in the current period compared to $1.6 million in the prior year period
•	Pre-tax income of $6.0 million, up 91%
•	Net income of $4.9 million and Diluted EPS of $0.16 after full tax provision, compared to net income of $3.0 million and Diluted EPS of $0.11
•	Adjusted EBITDA of $14.5 million, up 35%, reflecting a shift in total revenues to higher-margin Systems Integration

2026 Outlook

Dewan concluded, “Building on the growth we delivered in Systems Integration in the third quarter and current visibility into our pipeline, we anticipate further growth in the fourth quarter. We are raising our 2026 outlook for Adjusted EBITDA to a range of $21 million to $23 million.”

Adjusted EBITDA is a non-GAAP financial measure. The Company has not provided a reconciliation of its Adjusted EBITDA outlook to net income, the most directly comparable GAAP measure, for the reasons described under “About Non-GAAP Financial Measures” below.

Conference Call Details

The Company will conduct a conference call at 5 p.m. Eastern time today. To participate on the conference call, please dial 1-888-506-0062 toll free from the U.S. or Canada. Other international callers may access the call at 1-973-528-0011. The event ID is 384673. Investors may also access a live audio webcast of this conference call and replay the call for one year following the webcast at https://www.webcaster5.com/Webcast/Page/2294/54666.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under U.S. generally accepted accounting principles (“GAAP”). We define Adjusted EBITDA as net income (loss) before interest expense, net of interest income, bank factoring fees, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and loss on sale or disposal of assets. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding items that may or could have a disproportionately positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

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Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to net income, the most directly comparable GAAP measure; this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release. The Company is unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net income without unreasonable efforts because certain reconciling items are outside the Company’s control or cannot be reasonably predicted. These items may include stock-based compensation expense, fluctuations in prevailing interest rates and the resulting impacts on bank factoring fees, interest expense and interest income, income tax expense, losses on sale or disposal of assets, and other adjustments. The unavailable information could have a significant impact on the Company’s future GAAP net income.

About TSS, Inc.

TSS specializes in simplifying the complex. The TSS mission is to streamline the integration and deployment of high-performance computing infrastructure and software, ensuring that end users quickly receive and efficiently utilize the necessary technology. Known for flexibility, the Company builds, integrates, and deploys custom, high-volume solutions that empower data centers and catalyze the digital transformation of generative AI and other leading-edge technologies essential for modern computing, data, and business needs. TSS’s reputation is built on passion and experience, quality, and fast time to value. As trusted partners of the world's leading data center technology providers, the Company manages and deploys billions of dollars in technology each year. For more information, visit www.tssiusa.com.

Forward Looking Statements

This press release contains “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, including our 2026 Adjusted EBITDA outlook, and often contain words such as “guidance,” “forecast,” “outlook,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect our future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers and our ability to diversify our customer base; risks relating to operating in a highly competitive industry; risks relating to supply chain challenges; risks related to changes in labor market conditions; risks related to the implementation of a new enterprise resource IT system; risks related to the development of our procurement services business; risks related to our ability to effectively utilize our expanded warehouse and integration facilities and our related lease obligations; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. Forward-looking statements speak only as of the date of this press release, and we do not undertake to update our forward-looking statements, except as required by law.

Contacts:

Hayden IR	TSS, Inc.
James Carbonara (646) 755-7412	Danny Chism, CFO
Brett Maas (646) 536-7331	(512) 310-4908
tssi@haydenir.com	dchism@tssiusa.com

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TSS, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2026 (Unaudited)	December 31, 2025
Current Assets:
Cash and cash equivalents	$53,965	$85,510
Contract and other receivables, net	13,852	12,501
Costs and estimated earnings in excess of billings on uncompleted contracts	254	3,011
Inventories, net	12,405	15,966
Restricted cash	1,811	-
Prepaid expenses and other current assets	1,876	1,642
Total current assets	84,163	118,630
Property and equipment, net	50,964	38,076
Lease right-of-use asset	14,184	15,294
Goodwill	780	780
Deferred tax asset, net of valuation allowance	6,922	7,917
Other assets	3,744	4,238
Total assets	$160,757	$184,935

Current Liabilities:
Accounts payable	$34,426	$46,362
Accrued expenses and other current liabilities	4,001	6,273
Deferred revenues, current	2,138	13,928
Long-term debt, current	4,239	4,010
Lease liabilities, current	2,184	1,994
Total current liabilities	46,988	72,567
Non-current Liabilities:
Long-term debt, non-current	10,859	14,004
Lease liabilities, non-current	19,989	21,629
Deferred revenues, non-current	348	-
Other non-current liabilities	97	100
Total non-current liabilities	31,293	35,733
Total liabilities	78,281	108,300

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock	-	-
Common stock	3	3
Additional paid-in capital	122,826	121,842
Accumulated deficit	(40,353)	(45,210)
Total stockholders’ equity	82,476	76,635
Total liabilities and stockholders’ equity	$160,757	$184,935

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TSS, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, In thousands except per-share values)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Procurement	$32,396	$31,101	$90,625	$154,280
Facilities management	1,119	1,591	5,132	4,371
Systems integration	16,112	9,191	44,068	26,161
Operating lease income	433	-	722	-
Total revenues	50,060	41,883	140,547	184,812
Cost of revenues
Cost of revenues	39,955	36,221	111,467	162,125
Cost of revenues - depreciation	1,120	1,027	3,045	1,645
Cost of lease operations	353	-	588	-
Total cost of revenues	41,428	37,248	115,100	163,770
Gross profit	8,632	4,635	25,447	21,042

Operating expenses:
Selling, general and administrative	6,114	5,238	17,196	14,860
Depreciation and amortization	356	328	982	764
Bank factoring fees	718	833	1,932	3,160
Loss on sale or disposal of assets	285	-	302	-
Total operating expenses	7,473	6,399	20,412	18,784
Income (loss) from operations	1,159	(1,764)	5,035	2,258

Interest expense	310	121	965	121
Interest income	(633)	(434)	(1,923)	(992)
Other expense (income)	(5)	(4)	(6)	(4)
Pre-tax income (loss)	1,487	(1,447)	5,999	3,133
Income tax expense	338	50	1,142	168
Net income (loss)	$1,149	$(1,497)	$4,857	$2,965

Earnings (loss) per common share - basic	$0.04	$(0.06)	$0.17	$0.12
Earnings (loss) per common share - diluted	$0.04	$(0.06)	$0.16	$0.11

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 TSS, Inc.

Adjusted EBITDA Reconciliation (GAAP to non-GAAP)

(Unaudited, In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$1,149	$(1,497)	$4,857	$2,965
Interest expense	310	121	965	121
Bank factoring fees	718	833	1,932	3,160
Interest income	(633)	(434)	(1,923)	(992)
Depreciation and amortization	1,476	1,355	4,027	2,409
Income tax expense	338	50	1,142	168
EBITDA	$3,358	$428	$11,000	$7,831
Stock-based compensation	1,102	1,030	3,201	2,881
Loss on sale or disposal of assets	285	-	302	-
Adjusted EBITDA	$4,745	$1,458	$14,503	$10,712

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